Fourth Amendment to Modified Net Lease Agreement

This Fourth Amendment to Modified Net Lease Agreement dated 2 day of ~~April~~ May, 2011 between Anything IT having an address of 17-09 Zink Place, Fair Lawn, New Jersey (hereinafter called "Lessee") and 92 Route 46 Realty, LLC having an address of 87 West Passaic Street, Rochelle Park, NJ 07662 (hereinafter called "Lessor")

Witnesseth that

WHEREAS, Lessor and Lessee entered into that certain Modified Net Lease Agreement dated September 17, 2007 the ("Lease") for the rental of 27,287 +/- sq.ft. designated as units 1 and 2A/C and Unit 2B located at 17-09 Zink Place, Fair Lawn, New Jersey ("Demised Premises");

WHEREAS, the Lease commenced on January 28, 2008 and the Lease Expiration Date shall be January 31, 2013 as evidenced by the Certificate of Commencement Dated executed by Lessor and Lessee (hereafter "First Modification");

WHEREAS, by Second Lease Modification dated December 21, 2009 wherein Lessee releases any claims against Lessor as to condition of the Unit (hereafter "Second Lease Modification");

WHEREAS, by Third Lease Modification dated October 8, 2010 the total Demised Premises was redesignated as follows, the total demised premises shall be 27,287 feet to be comprises of Unit 1, Unit 2A, 2B and Unit 2C as more fully depicted on the plan annexed as Exhibit A to the Third Lease Modification Agreement (hereafter "Third Lease Modification");

WHEREAS, the effective date of commencement for Unit 2 of the term of the Third Lease Modification Agreement is January 31, 2011 and the expiration date shall be March 31, 2018 as evidenced by Certificate of Commencement executed by Lessor and Lessee;

WHEREAS, Lessee has requested to rent additional space from Lessor in the Building and requested; and

WHEREAS, the parties decided to amend and otherwise modify certain terms and conditions of the Net Lease Agreement'

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and conditions herein contained, the parties hereto do hereby agree as follows:

1. Incorporation of Preamble. All of the terms, covenants, definitions and conditions of the foregoing preamble are hereby incorporated by reference as though set forth at length and recited verbatim herein.

2. No Conflict. In the event any term hereof conflicts with the terms of the Lease, the terms hereof shall control.

3. Capitalized Terms. Any capitalized word utilized herein and not separately defined shall have that meaning ascribed to it in the Lease.

4. Demised Premises. The total Demised Premises shall be 47,885 square feet to be comprised of Unit 1, Unit 2A, 2B, 2C and Unit 4.

5. Initial Term. As to Unit 4, said unit is comprised of 20,598 square feet, and the term shall be for approximately one (1) year from the date hereof to expire, terminate and come to an end as of April 30, 2012.

6. Commencement Date The preamble paragraph (4) of the Modified Net Lease Agreement is amended and the following inserted as of the date of this agreement – ***Commencement date pertaining to Unit 4 is May 1, 2011 and shall for purposes hereof be subject to Paragraphs 24 and 37 hereof.***

7. Fixed Basic Rent The preamble paragraph (7) of the Modified Net Lease Agreement is amended and the following inserted as of the date of this agreement - ***The parties agree hereby the fixed basic rent payable to Unit 4 shall be as follows:***

Square Fee		20,598		
From Date	**To Date**	**$/Sqft/Yr**	**NNN Annual**	**NNN Monthly**
05/01/2011	04/30/2012	$ 5.25	$ 108,139.50	$ 9,011.63

8. Lessee's Percentage The preamble paragraph (9) of the Modified Net Lease Agreement is amended and the following inserted as of the date of this agreement – ***The parties agree the Lessee's Percentage is 36.23% subject to adjustment as provided for in the Preamble Paragraph 17(A). Lessee will be responsible for payment of additional rent on an actual basis as provided for in Paragraph 19 and 20 of the lease. Upon surrender of Unit 4, the Lessee's percentage will return back to 20.66%.***

9. Deposit. Parties agree that there will be not security deposit made pertaining to Unit 4.

10. Operating Expenses. The rent payable to Lessor hereunder in intended to be net of all taxes, operational and maintenance charges and Lessee shall remain responsible for all of same as billed wither by Lessor or through the Condominium Association all as more fully set forth with the Lease.

11. Lessor's Work. Property is being leased in "As Is" condition.

12. Binding Effect. The terms of this Fourth Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

13. No Further Modification. Except as expressly set forth herein, there shall be no further modification of the Net Lease Agreement without the express executed writing of the parties and all of the terms of the Net Lease Agreement unmodified by this First Amendment to Lease shall remain in full force and effect

14. Counterparts/Facsimile Signature. The parties hereto, desirous of completing and expeditious execution of the Agreement set forth herein, do hereby agree that this Agreement may be executed in any number of counterparts and upon the complete exchange of signature pages via facsimile, such that each party is in possession of a fully executed facsimile signature page, this First Amendment to Lease shall be combining and enforceable against the parties.

THIS SPACE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto do hereunto set their hands and seals the date and year first above written.

WITNESS:

92 Route 46 Realty, LLC,
Lessor

____

By:_________________________
S. Lloyd Tulp, Co-Manager

____

By:_________________________
Salvatore V. Frassetto, Co-Manager

WITNESS:

Anything IT, Inc.
Lessee

____

By:_________________________
Name: David Bernstein
Title: Director